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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES ECXHANGE ACT OF 1934

                          Date of Report: July 26, 2005
                        (Date of earliest event reported)


                               KAHIKI FOODS, INC.
             (Exact Name of Registrant as specified in its charter)

                     Ohio                          333-113925

        (State of Other Jurisdiction       (Commission file Number)
               of Incorporation)

                                   31-1056793
                        (IRS Employer Identification No.)

                     1100 Morrison Road, Gahanna, Ohio 43230
                    (Address of principal executive offices)


               Registrant's Telephone Number, Including Area Code
                                 (614) 322-3198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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ITEM 5.01         Changes in Control of Registrant.

         On July 22, 2005, Michael Tsao, Director, President and Chief Executive Officer of Kahiki Foods, Inc. ("Kahiki") died. At the time of his death, Mr. Tsao was the direct owner of 1,023,000 common shares of Kahiki, representing approximately 27.87% of Kahiki's outstanding common shares. It is anticipated that Mr. Tsao's spouse, Alice Tsao, Director, Vice President and Secretary of Kahiki, will be named Executor of Mr. Tsao's estate. As a result, Alice Tsao will control the common shares owned by Mr. Tsao's estate.

         Alice Tsao also is the direct owner of 688,660 common shares of Kahiki, representing approximately 18.76% of Kahiki's outstanding common shares. Consequently, when added to the common shares held in Mr. Tsao's estate that she will control, Alice Tsao will control approximately 47.28% of Kahiki's outstanding common shares.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On July 26, 2005, Alan L. Hoover was named Acting President of Kahiki Foods, Inc., succeeding Michael Tsao who died on July 22, 2005. Mr. Hoover, age 50, joined Kahiki in May 1999 as Senior Vice President of Sales and Marketing and has served on Kahiki's Board of Directors since September 1999. Prior to joining Kahiki, Mr. Hoover was Vice President, National Accounts for Tenneco Packaging/Pressware, a manufacturer of packaging and labels in Columbus, Ohio. Mr. Hoover received his B.S. (Administrative Management) from Clemson University and his M.B.A. (Financial Management) from Benedictine University. Mr. Hoover currently serves as an Advisory Board member for the National Refrigerated and Frozen Foods Association.

         Mr. Hoover's compensation as Acting President is unchanged from his current compensation. Kahiki and Mr. Hoover have not entered into a written employment agreement.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             KAHIKI FOODS, INC.

                                             By: Alan L. Hoover
                                                 --------------
                                             Alan L. Hoover, Acting President

Dated:  July 28, 2005